BANK OF AMERICA, N.A.
1070 West Patrick Street
Frederick, MD 21703

                      SECOND MODIFICATION OF LOAN AGREEMENT
                                                                       AFS
                                                                       #560392

THIS SECOND MODIFICATION OF LOAN AGREEMENT (this "Agreement") is made as of April 14 , 2000, but is in all respects effective March 31, 2000, by and between Total Containment, Inc., a Pennsylvania corporation (the "Borrower") and
Bank of America, N. A. (the "Bank"), witnesseth:

WHEREAS, on December 14, 1999, the Borrower obtained one or more loans in the original/maximum principal amount of Five million and 00/100 dollars ($5,000,000.00) (the "Loan"); and

WHEREAS, the Borrower executed a loan agreement (the "Loan Agreement") outlining specific terms and conditions governing the Loan, and

WHEREAS, the Borrower has requested and the Bank has agreed to increase the principal amount of the Loan to $7,000,000.00 and to modify the Loan Agreement provided that the Borrower executes this Agreement.

NOW, THEREFORE, in consideration of the premises, the sum of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1) The statements set forth above are true and accurate in every respect and are incorporated herein by reference.

2)   The Loan Agreement is hereby amended as follows:

          Section 4. A. i. - as previously modified, is hereby deleted in its entirety and replaced with the following:

          Section 4. A. i. - Maintain a Tangible Net Worth of not less than $4,000,000.00 as of March 31, 2000, increasing by 50% of net income after taxes for the fiscal year ending December 31, 2000, provided, however, that if net income after taxes for the fiscal year is a deficit (i.e. a net loss), then there will be not reduction as a result thereof in the required minimum Tangible Net Worth. This covenant shall be tested quarterly for each fiscal quarter.

3) Except as expressly amended herein, all of the provisions of the Loan Agreement shall remain in full force and effect. This Agreement shall in no way operate as a novation, release, or discharge of any of the provisions of the Loan Agreement (except as amended herein), or any indebtedness thereby evidenced.

  IN WITNESS WHEREOF, and intending to create an instrument executed under seal, the Borrower and the Bank have duly executed this Agreement under seal as of the day and year first written above.

                               BORROWER:

                               Total Containment, Inc.

                               By:        /s/ PIERRE DESJARDINS            SEAL)
                               Name:      Pierre Desjardins
                               Title:     Chairman & CEO

                               BANK:
                               Bank of America, N. A.
                               By:        /s/ RICHARD C. MARSHALL III      SEAL)
                               Name:      Richard C. Marshall III
                               Title:     Senior Vice President